Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-200743 on Form S-8 of our report dated March 11, 2015, relating to the statements of financial condition and related statements of income and changes in plan equity of the Post Properties, Inc. 2005 Non-Qualified Employee Stock Purchase Plan appearing in this Annual Report on Form 11-K of Post Properties, Inc. 2005 Non-Qualified Employee Stock Purchase Plan for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 11, 2015